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                                                                    EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of SS&C Technologies, Inc. on Form S-8 (file numbers 333-07205, 333-07207, 333-07211 and 333-07213) of our report dated January 23, 1998, on our audit of the financial statements of Mabel Systems B.V. as of December 31, 1996, and for the year then ended, which report is included in this Current Report on Form 8-K/A.

                                    COOPERS & LYBRAND N.V.

Amsterdam, The Netherlands
January 23, 1998